LM Funding America Raises $23 Million Direct Investment to Accelerate Bitcoin Treasury Strategy

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Capital raise puts the Company closer to unlocking additional capital-raising flexibility with the balance of its $150 million shelf
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Majority of net proceeds to will be used to fortify LM Funding’s existing Bitcoin Treasury

Tampa, FL, August 19, 2025 – LM Funding America, Inc. (NASDAQ: LMFA) (“LM Funding” or the “Company”), a Bitcoin treasury and mining company, today announced the pricing of a $12.6 million registered direct offering and the closing of a $10.4 million private placement for combined gross proceeds of approximately $23.0 million. The net proceeds from the offerings will be used primarily to purchase additional Bitcoin for the Company’s treasury.

LM Funding launched its Bitcoin treasury strategy in 2021 and added Bitcoin mining operations in 2022. Since then, the Company has accumulated 150 Bitcoin and a path to 26 megawatts of owned mining capacity. The Company’s mining operations segment is currently profitable on an operating income basis and helps offset public company overhead while contributing incremental Bitcoin to the treasury, creating an efficient structure for long-term Bitcoin accumulation.

The Company also recently announced the planned acquisition of an 11 MW mining site in Columbus, Mississippi from Greenidge Generation. This purchase, funded directly from the Company’s balance sheet, is expected to further expand the Company’s low-cost mining capacity and enhance its vertically integrated approach.

Bruce Rodgers, Chairman and CEO of LM Funding, said, “Our model combines Bitcoin mining with direct purchases to build treasury holdings in a disciplined way. These offerings strengthen our balance sheet, facilitate future capital raising, and position us to create long-term shareholder value.”

Maxim Group LLC acted as the placement agent in connection with the private placement and registered direct offerings.

Ellenoff Grossman & Schole LLP acted as counsel to the Placement Agent.

Foley & Lardner LLP acted as counsel to LM Funding America

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-281528) previously filed with and subsequently declared effective by the U.S. Securities and Exchange Commission (“SEC”) on November 21, 2024. The registered direct offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the effective shelf registration statement. A prospectus supplement relating to the securities to be issued in the registered direct offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the

SEC's website at www.sec.gov or by contacting Maxim Group LLC, at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or by telephone at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About LM Funding America

LM Funding America, Inc. (Nasdaq: LMFA), operates as a Bitcoin treasury, mining and technology-based specialty finance company. The company was founded in 2008 and is based in Tampa, Florida. For more information, please visit https://lmfunding.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Any statements other than statements of historical fact contained herein, including statements as to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering, including as it relates to the operations of the Company following the offerings, are forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the risks associated with the closing of the registered direct offering, the risks of operating in the cryptocurrency mining business, our limited operating history in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, our ability to identify and acquire additional mining sites, the ability to finance our site acquisitions and cryptocurrency mining operations, the risks associated with substantially growing our Bitcoin treasury operations and strategy, our ability to acquire new accounts in our specialty finance business at appropriate prices, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

For investor and media inquiries, please contact:

Investor Relations

Orange Group

Yujia Zhai

LMFundingIR@orangegroupadvisors.com